Exhibit 12(B)--Consent of Sutherland, et al.
                                                                   EXHIBIT 12(B)


  Sutherland                                        1273 Pennsylvania Avenue, NW
 [] Asbill & []                                        Washington, DC 20004-2415
  Brennan LLP                                                       202.383.0100
ATTORNEYS AT LAW                                                fax 202.637.3593
                                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                                 March 27, 2000



The Management Committee
TIAA Separate Account VA-1
730 Third Avenue
New York, New York  10017-3206

                 Re:      Registration of Individual Deferred
                          Variable Annuity Contracts (Registration
                          Nos. 33-79124 and 811-8520)
                          ---------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 6 to the above-captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN
                                   LLP


                                   By: /s/ Steven B. Boehm
                                       -------------------


                                      C-23